Consent of Independent Auditors


We consent to the reference to our firm under the caption "Independent Auditors" in the Statement of Additional Information and to the use of our report dated January 28, 2002 with respect to the financial statements of IDS Life Insurance Company of New York and to the use of our report dated March 22, 2002 with respect to the financial statements of IDS Life of New York Variable Annuity Account - American Express Retirement Advisor Advantage (SM) Variable Annuity (comprised of subaccounts BC7, BC8, BD7, BD8, CR7, CR8, CM7, CM8, DE7, DE8, EM7, EM8, ES7, ES8, EI7, EI8, FI7, FI8, GB7, GB8, GR7, GR8, IE7, IE8, MF7, MF8, ND7, ND8,SV7, SV8, IV7, IV8, SC7, SC8, ST7, ST8, SA7, SA8, 7AC, 8AC, 7AD, 8AD, 7AB, 8AB, 7AL, 8AL, 7AI, 8AI, 7AV, 8AV, 7SR, 8SR, 7CG, 8CG, 7FG, 8FG, 7FM, 8FM, 7FO, 8FO, 7RE, 8RE, 7SI, 8SI, 7MS, 8MS, 7UE, 8UE, 7MC, 8MC, 7ID, 8ID, 7FS, 8FS, 7TC, 8TC, 7TL, 8TL, 7GT, 8GT, 7IG, 8IG, 7IP, 8IP, 7MG, 8MG, 7MD, 8MD, 7UT, 8UT, 7PE, 8PE, 8EU, 7HS, 8HS, 7PI, 8PI, 7VS, 8VS, 7SO, 8SO, 7IT, 8IT, 7SP, 8SP, 7AA, 8AA, 7WI, 8WI, 7SG and 8SG), included in Post-Effective Amendment No. 6 to the Registration Statement (Form N-4, No.333-91691) and related Prospectus for the registration of the American Express Retirement Advisor Advantage (SM) Variable Annuity/American Express Retirement Advisor Select (SM) Variable Annuity Contracts to be offered by IDS Life Insurance Company of New York.



Minneapolis, Minnesota
November 1, 2002